Exhibit 10.2

, 2023

Cohen Circle Acquisition Corp. I

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and Citigroup Global Markets Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 12,650,000 of the Company’s units (including up to 1,650,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-third of one warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333- ) and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in Section 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cohen Circle Advisors I, LLC (“Circle Advisors”), Cohen Circle Sponsor I, LLC (“Circle Sponsor” and together with Circle Advisors, the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team, hereby agree with the Company as follows:

1. The Sponsor and each Insider agrees that (A) if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval, (B) if the Company engages in a tender offer in connection with any proposed Business Combination, it, he or she shall not sell any Shares to the Company in connection therewith and (C) if the Company seeks shareholder approval of any proposed amendment to the Charter prior to the consummation of a Business Combination, it, he or she shall not redeem any Shares owned by it, him or her in connection with such shareholder approval.

2. (a) The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period described in the Prospectus or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares.

(b)  The Sponsor acknowledges and agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Prospectus, or such other period approved by the Company’s shareholders in accordance with the Charter, it hereby waives its right to be repaid with proceeds held in the Trust Account for any loans that it or its affiliates or designees have provided to the Company.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company with respect to the Founder Shares or Placement Shares held by it, him or her. The Sponsor and each Insider hereby further waives any claim such Sponsor or Insider may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever except in each case with respect to the Sponsor’s or the Insider’s right to a pro rata interest in the proceeds held in the Trust Account for any Offering Shares such Sponsor or Insider may hold.

3. The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company from a financial point of view.

4. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this Section 4, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this Section will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

5. In the event of the liquidation of the Trust Account, Circle Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of Circle Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by Circle Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.10 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, Circle Sponsor shall not be responsible to the extent of any liability for such third party claims. Circle Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company.

6. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,650,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares equal to 555,500 multiplied by a fraction, (i) the numerator of which is 1,650,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, if any, and (ii) the denominator of which is 1,650,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 25.0% of the Company’s issued and outstanding Shares upon consummation of the Public Offering. The Sponsor further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Class B Ordinary Shares or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 25.0% of the Company’s issued and outstanding Shares upon consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, (A) the references to 1,650,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the Public Offering and (B) the reference to 555,500 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor would have to surrender to the Company in order for the number of Founder Shares to be equal to an aggregate of 25.0% of the Company’s issued and outstanding Shares upon consummation of the Public Offering.

7. The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under Sections 1, 2, 4, 5, 6, 8(a), 8(b), and 10, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. (a) Subject to Section 8(c), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) (w) with respect to 25% of such shares, until consummation of the Company’s initial Business Combination, (x) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the Business Combination or the first date at which the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of its initial Business Combination, (y) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the Business Combination or the first date at which the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of its initial Business Combination and (z) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the Business Combination or the first date at which the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of its initial Business Combination, or earlier, in any case, if, following the initial Business Combination, the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). For the avoidance of doubt, the satisfaction of any of the conditions of clauses (x), (y) and (z) shall permit the termination of the transfer prohibition with respect to all Founder Shares included within that pricing level or any lower pricing level.

(b) Subject to Section 8(c), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Placement Units, Placement Shares, Placement Warrants (or Ordinary Shares issued or issuable upon the conversion or exercise of Placement Warrants), until 30 days after the completion of a Business Combination (the “Placement Unit Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in Sections 8(a) and (b), Transfers of the Founder Shares, Placement Units, Placement Shares, Placement Warrants, Working Capital Warrants, and Ordinary Shares issued or issuable upon the exercise or conversion of Placement Warrants, Working Capital Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this Section 8(c)), are permitted (1) (a) to the Company’s officers and directors, the Initial Holders, and other Insiders or CCM, or CCM’s officers, directors, or direct or indirect equityholders, (b) to an affiliate or immediate family member of any of the Company’s officers, directors, Initial Holders, other Insiders or CCM, (c) to any member, officer or director of the Sponsor, or any immediate family member, partner, affiliate or employee of a member of the Sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of the Company’s officers, directors, Initial Holders, members of the Sponsor, or any officers, directors, or direct or indirect equityholders of CCM, (f) pursuant to a qualified domestic relations order, (g) in the event of the Company’s liquidation prior to consummation of the initial Business Combination, (h) by virtue of the laws of Delaware, the Sponsors’ limited liability company agreements upon dissolution of either Sponsor, or the organizational documents of CCM upon dissolution of CCM, (i) subsequent to the initial Business Combination, upon and in connection with a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property, (j) subsequent to the initial Business Combination, in the event of a consolidation merger, share exchange or similar transaction in which the Company is the surviving entity that results in a change in the majority of its board of directors or management team and (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the initial Business Combination at prices no greater than the price at which the Founder Shares, Placement Shares or Warrants were originally purchased; provided, however, that in the case of clauses (a) through (f), (h) and (k) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions, and (2) in connection with an initial Business Combination with the consent of the Company to any third party that agrees in writing to be bound by the provisions of this Letter Agreement applicable to Insiders (other than paragraph 1). For the avoidance of doubt, for the purposes of this Letter Agreement, a managed account managed by the same investment manager of any member of the Sponsor shall be deemed an affiliate of such member.

(d) Subject to the limitations described herein, each Insider shall retain all of such Insider’s rights as a security holder during, as applicable, the Lock-Up Periods including, without limitation, the right to vote, as the case may be, the Founder Shares and/or Placement Shares.

9. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

10. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement or cash payments prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Limited Payments to Insiders.”

11. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

12. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean (a) the 4,395,500 Class B ordinary shares of the Company, par value $0.0001 per share, initially issued to the Sponsor (up to 555,500 Shares of which are subject to complete or partial surrender by the Sponsor if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $25,000, or approximately $0.0065 per share, prior to the consummation of the Public Offering; (iv) “Initial Holders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Insiders” shall mean the Sponsor, any holders of Founder Shares, any person who receives Placement Units, Founder Shares or their respective underlying securities as a permitted transferee pursuant to Section 8 hereof and each officer and director of the Company; (vi) “Working Capital Warrants” shall mean the Warrants to purchase up to an aggregate of 66,667 Ordinary Shares that are included in up to 200,000 Units, which may be issued upon conversion at a price of $10.00 per Unit of up to $2,000,000 of any working capital loans that the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may make to the Company; (vii) “Placement Shares” shall mean the Ordinary Shares sold as part of the Placement Units; (viii) “Placement Warrants” shall mean the Warrants to purchase up to an aggregate of 173,333 Ordinary Shares (or up to 178,833 Ordinary Shares if the Underwriters’ over-allotment option is exercised in full) that are included in the Placement Units; (ix) “Placement Units” shall mean the aggregate of 520,000 Units (or up to 536,500 Units if the Underwriters’ over-allotment option is exercised in full) of the Company (each Placement Unit consists of one-third of a Placement Warrant and one Placement Share) sold in the Private Placement to the Sponsor and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), for an aggregate purchase price of $5,200,000 (or up to $5,365,000 if the Underwriters’ over-allotment option is exercised in full); (x) “Private Placement” shall mean that certain private placement transaction occurring simultaneously with the closing of the Public Offering pursuant to which the Company has agreed to sell an aggregate of 520,000 Placement Units (or up to 536,500 Placement Units if the Underwriters’ over-allotment option is exercised in full) to the Sponsor and CCM; (xi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (xii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Placement Units shall be deposited; (xiii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xiv) “Charter” shall mean the Company’s memorandum and articles of association, as the same may be amended from time to time.

13.   This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.   No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Section shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.   Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.   This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.   This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.   This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the Cayman Islands, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.   Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.   This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by September 30, 2023; provided further that Section 5 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

COHEN CIRCLE ACQUISITION CORP. I

By:
Name:	Betsy Z. Cohen
Title:	President and Chief Executive Officer

COHEN CIRCLE SPONSOR I, LLC

By: Cohen Circle, LLC, its manager

By:
Name:
Title:

COHEN CIRCLE ADVISORS I, LLC

By:
Name:
Title:

Name: Betsy Z. Cohen

Name: R. Maxwell Smeal

Name: Rochael Adranly

Name: Jan Hopkins Trachtman

Name: Ellen F. Warren

Name: Walter C. Jones

[Signature Page to Letter Agreement]

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